    As filed with the Securities and Exchange Commission on August 15, 1997.
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               AEHR TEST SYSTEMS
             (Exact name of Registrant as specified in its charter)

          California                          3825                          94-2424084
   (State of incorporation)       (Primary Standard Industrial           (I.R.S. Employer
                                   Classification Code Number)        Identification Number)

                              1667 Plymouth Street
                        Mountain View, California 94043
                                 (415) 691-9400
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                                 GARY L. LARSON
             Vice President of Finance and Chief Financial Officer
                               AEHR TEST SYSTEMS
                              1667 Plymouth Street
                        Mountain View, California 94043
                                 (415) 691-9400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

            MARIO M. ROSATI                        DENNIS C. SULLIVAN
          MICHAEL J. DANAHER                          DAVID A. HUBB
   WILSON SONSINI GOODRICH & ROSATI           GRAY CARY WARE & FREIDENRICH
       PROFESSIONAL CORPORATION                A PROFESSIONAL CORPORATION
          650 PAGE MILL ROAD                       400 HAMILTON AVENUE
   PALO ALTO, CALIFORNIA 94304-1050         PALO ALTO, CALIFORNIA 94301-1825
            (415) 493-9300                           (415) 328-6561

                            ------------------------

        Approximate date of commencement of proposed sale to the public:

   As soon as practicable after this Registration Statement becomes effective and the Underwriting Agreement is executed.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-28987

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                              Proposed
                                                                             Proposed          Maximum
                                                             Amount           Maximum         Aggregate        Amount of
                Title of Each Class of                        to be       Offering Price      Offering       Registration
              Securities to be Registered                Registered(1)(3)  Per Share(2)       Price(2)          Fee(3)
Common Stock, $0.01 par value per share................      345,000          $12.00         $4,140,000         $1,255

(1) Includes 45,000 shares issuable upon exercise of an option granted by the Selling Shareholders to the Underwriters to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).

(3) 3,795,000 shares were registered under SEC File No. 333-28987, with respect to which a filing fee of $12,650 was previously paid to the Securities and Exchange Commission.
                            ------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This registration statement relates to the public offering of Common Stock of Aehr Test Systems contemplated by a Registration Statement on Form S-1, Securities and Exchange Commission File No. 333-28987 (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in such offering by 300,000 shares plus up to 45,000 shares that may be sold pursuant to the Underwriters' over-allotment option. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                 CERTIFICATION

    The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $1,255 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on August 18, 1997); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on August 18, 1997.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 15th day of August, 1997.

                                AEHR TEST SYSTEMS

                                By:             /s/ RHEA J. POSEDEL
                                     -----------------------------------------
                                                  Rhea J. Posedel
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                      CHAIRMAN
                                             OF THE BOARD OF DIRECTORS

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                        Title                    Date
------------------------------  ---------------------------  -------------------
     /s/ RHEA J. POSEDEL        President, Chief Executive     August 15, 1997
------------------------------  Officer and Chairman of the
       Rhea J. Posedel          Board of Directors
                                (Principal Executive
                                Officer)

      /s/ GARY L. LARSON        Vice President of Finance      August 15, 1997
------------------------------  and Chief Financial Officer
        Gary L. Larson          (Principal Financial and
                                Accounting Officer)

   /s/ WILLIAM W. R. ELDER*     Director                       August 15, 1997
------------------------------
     William W. R. Elder

     /s/ MARIO M. ROSATI*       Director                       August 15, 1997
------------------------------
       Mario M. Rosati

     /s/ DAVID TORRESDAL*       Director                       August 15, 1997
------------------------------
       David Torresdal

    /s/ KATSUJI TSUTSUMI*       Director                       August 15, 1997
------------------------------
       Katsuji Tsutsumi

*By:     /s/ RHEA J. POSEDEL
      -------------------------
           Rhea J. Posedel
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
  5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 23.1  Consent of Independent Accountants.
 23.2  Consent of Counsel (included in Exhibit 5.1).
 24.1* Power of Attorney.

------------------------

* Incorporated by reference from the Prior Registration Satement on Form S-1 (File No. 333-28987) filed on June 11, 1997.